As filed with the Securities and Exchange Commission on March 29, 2012

Registration No. 333-____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	41-1223238
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3455 Lyman Boulevard Chaska, Minnesota	55318
(Address of principal executive offices)	(Zip Code)

FSI INTERNATIONAL, INC. 2008 OMNIBUS STOCK PLAN

(Full title of the plan)

DONALD S. MITCHELL

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

FSI INTERNATIONAL, INC.

3455 LYMAN BOULEVARD

CHASKA, MINNESOTA 55318

(Name and address of agent for service)

(952) 448-5440

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	1,000,000 Shares	$5.01	$5,010,000	$574

(1)

This Registration Statement relates to an additional 1,000,000 shares of Common Stock to be offered under the registrant’s 2008 Omnibus Stock Plan, for which 2,500,000 shares were registered under Registration Statements on Form S-8 (Nos. 333-149852, 333-158517; 333-165955; and 333-173310).

(2)

Estimated solely for the purpose of calculating the registration fee under Rules 457(c) and (h)(1) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the registrant’s Common Stock on March 27, 2012 as reported on the Nasdaq Global Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,000,000 shares of the registrant’s Common Stock to be issued pursuant to the registrant’s 2008 Omnibus Stock Plan, as amended and restated. In accordance with Section E of the General Instructions to Form S-8, the following Registration Statements on Form S-8 relating to the 2008 Omnibus Stock Plan and the Employees Stock Purchase Plan previously filed with the Securities and Exchange Commission (the “SEC”) are incorporated into this Registration Statement by reference to the registrant’s Registration Statements on Form S-8 (Nos. 333-149852, 333-158517, 333-165955 and 333-173310).

PART II-INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit	Description
5	Opinion of Faegre Baker Daniels LLP.

10.1	Form of Incentive Stock Option Agreement for the FSI International, Inc. 2008 Omnibus Stock Plan, as amended and restated.

10.2	Form of Non-Statutory Stock Option Agreement for the FSI International, Inc. 2008 Omnibus Stock plan, as amended and restated.

10.3	Form of Restricted Stock Award Agreement for the FSI International, Inc. 2008 Omnibus Stock Plan, as amended and restated.

10.4	Form of Stock Option Agreement for Non-employee Director for the FSI International, Inc. 2008 Omnibus Stock Plan, as amended and restated.

23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24	Powers of Attorney of directors.

99.1	FSI International, Inc. 2008 Omnibus Stock Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on March 29, 2012.

FSI INTERNATIONAL, INC.

By	/s/ Donald S. Mitchell
Donald S. Mitchell
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 29, 2012 by the following persons in the capacities indicated:

/s/ Donald S. Mitchell	Chairman and Chief Executive Officer
Donald S. Mitchell	(Principal Executive Officer)

/s/ Patricia M. Hollister	Chief Financial Officer
Patricia M. Hollister	(Principal Financial and Accounting Officer)

James A. Bernards Terrence W. Glarner Donald S. Mitchell David V. Smith Stan Yarbro

A Majority of the Board of Directors*

*	Patricia M. Hollister, by signing her name hereto, hereby signs this document on behalf of each of the above-named officers or directors of FSI International, Inc. pursuant to powers of attorney duly executed by those persons.

/s/ Patricia M. Hollister
Patricia M. Hollister
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit	Description
5	Opinion of Faegre Baker Daniels LLP	Filed Electronically

23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5)

10.1	Form of Incentive Stock Option Agreement for the FSI International, Inc. 2008 Omnibus Stock Plan, as amended and restated.	Filed Electronically

10.2	Form of Non-Statutory Stock Option Agreement for the FSI International, Inc. 2008 Omnibus Stock plan, as amended and restated.	Filed Electronically

10.3	Form of Restricted Stock Award Agreement for the FSI International, Inc. 2008 Omnibus Stock Plan, as amended and restated.	Filed Electronically

10.4	Form of Stock Option Agreement for Non-employee Director for the FSI International, Inc. 2008 Omnibus Stock Plan, as amended and restated	Filed Electronically

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm	Filed Electronically

24	Powers of Attorney of directors	Filed Electronically

99.1	FSI International, Inc. 2008 Omnibus Stock Plan, as amended and restated	Filed Electronically

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